July 31, 2006
VitalTrust Business Development Corp.
Board of Directors
P.O. Box 23412,
3000 Bayport Dr, Suite 910,
Tampa, FL 33623

RE: Resignation

Dear Board Members:

The undersigned, Joe Neely, currently an officer and director of VitalTrust Business Development Corp, formerly KAIROS Holdings Inc., a Nevada corporation, submits this as my letter of resignation. I do therefore tender my resignations from the Board of Directors and as the CEO of the Company, both tenders to be effective immediately.

I have provided my personal services for the past sixty days in anticipation of an employment agreement that would detail compensation and equity offered by the Company. I am resigning due to the amount of time that will be necessary to bring the company into an operational business development corporation and the absence of compensation in either salary or equity in the company for that commitment. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,
Joe Neely, CEO
and Director

July 31, 2006

VitalTrust Solutions, Inc.
Board of Directors
P.O. Box 23412,
3000 Bayport Dr, Suite 910,
Tampa, FL 33623

RE: Resignation

Dear Board Members:

The undersigned, Joe Neely, currently a Director of VitalTrust Solutions, Inc, a Florida corporation, submits this as my letter of resignation and I do therefore resign as Director of the Company.

Sincerely,
Joe Neely, Director

Promissory Note

$ 115,385.00        Atlanta, Georgia
July 31, 2006

FOR VALUE RECEIVED, the undersigned VITALTRUST BUSINESS DEVELOPMENT CORPORATION, a Nevada corporation (herinafter referred to as "Maker"), promises to pay to the order of JOE NEELY, an individual resident of the State of Georgia (the "Holder"), the sum of One Hundred Fifteen Thousand Three Hundred EIghty-five and 00/100 ($115,385.00) US Dollars as principal, bearing interest calculated at Zero (0.0%) Percent, payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Notwithstanding any term to the contrary, any unpaid principal balance, together with any accrued and unpaid interest, shall be due and payable on or before December 31, 2006.

The Maker of this Note waives demand, presentment for payment, notice of non-payment, protest, notice of protest, all other notices, filing of suit and diligence in collecting any Promissory Note or enforcing any security given therefor. The Maker of this Note further agrees that it will not be necessary for any Holder, in order to enforce payment of this Note, first to institute or exhaust its remedies against any maker or any other party liable therefor or to enforce its rights against any security of such Promissory Note and hereby consent to the renewal and extension from time-to-time of such Promissory Note, or any indulgence with respect thereto, without notice of such renewal, extension, or indulgence. No failure by the Holder hereof to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder as herein specified are cumulative and not exclusive of any other rights or remedies which the Holder may otherwise have.

The outstanding principal balance, together with accrued interest hereon, may be prepaid, in whole or in part, at any time without penalty. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, including the Georgia Uniform Commercial Code. Time is of the essence of this Note. No modification, rescission, waiver, release, or amendment of any provision of this Note shall be made except by a written agreement subscribed by the Maker and the Holder hereof.

This Note has been delivered in Atlanta, Georgia and any suit, action or proceeding with respect to this Note or any Promissory Note may be brought in the state courts of, or the federal courts in, the State of Georgia, and Maker hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding may be made by registered or certified mail, postage prepaid to Maker's address as set forth in the records of the Corporation or to such other address furnished by notice from the Holder.

Maker agrees to pay upon demand, and save Holder harmless against any liability for the payment of, all reasonable costs and expense, including reasonable attorneys' fees not to exceed an amount equal to fifteen percent (15%), arising in connection with the enforcement by Holder of any of its rights under this Promissory Note.

IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first set out above.

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

By:	/s/ Chuck Broes

Chairman of the Board of Directors

____________________________________
Attest:
(Seal)